As filed with the Securities and Exchange Commission on November 7, 1997

                                           Registration No. 333-______________
------------------------------------------------------------------------------
------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             _______________________

                               BONDED MOTORS, INC.
               (Exact name of issuer as specified in its charter)

         CALIFORNIA                                           95-2698520
   (State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

               7522 S. Maie Avenue, Los Angeles, California 90001
             (Address of principal executive offices)    (Zip Code)
                            ________________________
            1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN, AS AMENDED
                      1996 INCENTIVE STOCK PLAN, AS AMENDED
                            (Full title of the plan)
                             ______________________
                                  Aaron Landon
                      Chairman and Chief Executive Officer
                               Bonded Motors, Inc.
               7522 S. Maie Avenue, Los Angeles, California 90001
                     (Name and address of agent for service)
                                 (213) 583-8631
          (Telephone number, including area code, of agent for service)
                            ________________________
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                           Proposed     Proposed
          Title of                         Maximum       Maximum
         Securities           Amount       Offering     Aggregate    Amount of
           to be              to be         Price       Offering    Registration
         Registered        Registered(1) per Share(2)   Price(2)        Fee
--------------------------------------------------------------------------------
1996 Non-Employee
Directors Stock Option
Plan
Options to Purchase
 Common Stock                 50,000       N/A          N/A           N/A
Common Stock                  29,000       $8.563       $248,327      $75.25
Common Stock                  21,000       $6.741       $141,561      $42.90

1996 Incentive Stock Plan
Options to Purchase
 Common Stock                570,000       N/A          N/A           N/A
Common Stock                 270,000       $8.563       $2,312,010    $700.61
Common Stock                 300,000       $7.060       $2,118,000    $641.82

Total                                                               $1,460.58
                                                                    ---------
                                                                    ---------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Bonded Motors, Inc. 1996 Incentive Stock Plan, as amended, and 1996 Non-Employee Directors Stock Option Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for purposes of calculating the amount of the registration fee under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), as follows: (i) with respect to Common Stock underlying outstanding options, on the basis of the weighted average exercise price; and
(ii) with respect to Common Stock to be granted under the plans, on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on November 3, 1997 of $8.563 per share, as reported by the Nasdaq National Market.

                                EXPLANATORY NOTE

As provided in Instruction C to Form S-8, any prospectus that is to be used for reoffers and resales of restricted securities must be filed as part of a Registration Statement on Form S-8. Accordingly, the Prospectus that is to be used for reoffers and resales of shares of Common Stock to be acquired upon exercise of stock options outstanding prior to the effective date of this Registration Statement pursuant to the issuance of Common Stock under the Company's 1996 Incentive Stock Plan, as amended, and 1996 Non-Employee Directors Stock Option Plan, as amended, has been filed as part of this Registration Statement.


PROSPECTUS

                                 321,000 Shares

                               BONDED MOTORS, INC.

                                  COMMON STOCK

                       ----------------------------------

     This Prospectus relates to the public offering, which is not being underwritten, of 321,000 shares of Common Stock, no par value per share, of Bonded Motors, Inc. ("BONDED MOTORS", the "Company" or the "Registrant"). All 321,000 shares (the "Shares") may be offered by certain shareholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Shareholders"). All of the Shares may be originally issued by the Company in connection with the exercise of options that have been granted pursuant to the Company' s 1996 Incentive Stock Plan, as amended (the "1996 Incentive Stock Plan"), or the 1996 Non-Employee Directors Stock Option Plan, as amended (the "1996 Non-Employee Directors Stock Option Plan"). The options were issued, and the Shares to be issued upon exercise of the options will be issued, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof.

     The Shares may be offered by the Selling Shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Shareholders.

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "BMTR."
                        --------------------------------

     The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
                        --------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION NOR

             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES  COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                The date of this Prospectus is November 7, 1997

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated reference into this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 filed with the Commission pursuant to Section 13 of the Exchange Act.

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997

     (c) The Registrant's Registration Statement No. 0-28102 on Form 8-A filed with the Commission on March 29, 1996, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to the executive offices of the Company at 7522 S. Maie Avenue, Los Angeles, California 90001. The Company's telephone number is (213) 583-8631.

                                   THE COMPANY

     The Company is one of the largest independent engine remanufacturers in the United States serving the automotive aftermarket for end users and installers such as discount automotive parts chains, fleet owners, professional installers and "do-it-yourselfers." The Company remanufactures and distributes in the United States replacement engines for domestic and Japanese cars, light trucks
and specialty vehicles.   The executive offices of the Company are at 7522 S.
Maie Avenue, Los Angeles, California  90001  The Company's telephone number is
(213) 583-8631.

                                  RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES CERTAIN RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, ALONG WITH THE OTHER INFORMATION CONTAINED IN THE PROSPECTUS, THE FOLLOWING CONSIDERATIONS AND RISKS IN EVALUATING AN INVESTMENT IN THE COMPANY.

     CONCENTRATION OF SALES TO CERTAIN CUSTOMERS. A significant percentage of the Company's sales has been concentrated among a relatively small number of customers. The Company had sales with two significant customers constituting approximately 30% and 32%, respectively, of net sales in 1996 and 39% and 23%, respectively, of net sales in 1995. The Company has no master purchase agreements with or other commitments from its customers. The loss of a significant customer or a substantial decrease in sales to such a customer could have a material adverse effect on the Company's sales and operating results. Although the Company intends to increase its customer base through expansion into other geographic regions, there can be no assurance that this concentration of sales among customers will not continue in the future.

     AVAILABILITY OF CORES. The Company obtains used engines (commonly referred to as "cores") from various sources, principally from trade-ins and core brokers. The Company uses cores to produce its remanufactured engines. The Company's ability to obtain cores of the type and in the quantities required is essential to its ability to meet and expand production. The availability of particular core types may not coincide with customer demand for specific remanufactured engine types as a result of, among other things, (i) a time lag between the initial customer demand for a particular type of remanufactured engine and the return of cores of such an engine by the customer, (ii) an inability to salvage cores for reuse due to excessive wear, corrosion or damage or (iii) an inability by the Company to acquire cores because of increased demand or prices paid by other remanufacturers or core brokers. Although the Company has not experienced any material core shortages, there can be no assurance that the Company will have an adequate supply of cores in the future to meet the demand for its remanufactured products.

     DEPENDENCE ON KEY PERSONNEL. The Company is dependent on the efforts and abilities of its Chief Executive Officer, Aaron Landon, its President,
Richard Funk, its Chief Operating Officer, Buddy Mercer and its Chief Financial Officer, Paul Sullivan. If the Company were to lose the services of any of Messrs. Landon or Sullivan before a qualified replacement could be obtained, its business could be materially adversely affected.

     COMPETITION. The Company competes with companies involved in the remanufacture and distribution of engines and related parts for domestic and Japanese automobiles. The automotive aftermarket industry is highly competitive and a number of companies with which the Company competes are substantially larger and have significantly greater resources than the Company. The primary basis for competition in the automotive aftermarket is price, quality, reliability, rapid response and breadth of product selection. There are also a number of engine remanufacturers that are substantially larger than the Company who are authorized to sell remanufactured engines to dealerships and to automobile manufacturers, but who do not currently compete with the Company in the automotive aftermarket. There can be no assurance that these companies will not enter the automotive aftermarket industry.

     QUALITY CONTROL AND PRODUCT LIABILITY. While the Company maintains quality assurance procedures that meet or exceed industry standards, the sale of the Company's products could expose the Company to liability claims. The Company currently has liability insurance which it believes is adequate for its current activities. There can be no assurance that the Company will be able to maintain insurance at a reasonable cost, if at all, that insurance will be adequate to cover liabilities resulting from product liability claims or that the Company will have funds available to pay any claims over the limit of its insurance. While the Company has had no material liability claims to date, there can be no assurance that material claims will not be made in the future.

     ENVIRONMENTAL REGULATION. The Company's operations are subject to federal, state and local laws and regulations governing, among other things, emissions to air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of waste and other materials. The Company believes that its business, operations and facilities have been and are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. However, the operation of automotive parts manufacturing plants entails risks in these areas, and there can be no assurance that the Company will not incur material costs or liabilities. In addition, potentially significant expenditures could be required in order to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future or evolving interpretations of existing laws, regulations and requirements. The Company believes, although there can be no assurance, that the overall impact of compliance with regulations and legislation protecting the environment will not have a material effect on its future financial position or results of operations.

     CONTROL OF THE COMPANY.   The Landon Family Foundation, The Landon Family
Trust, The Aaron P. Landon Annuity Trust and The Maude M. Landon Annuity Trust (collectively, the "Landon Family Entities"), own approximately 45% of the Company's outstanding Common Stock. Each of the Landon Family Entities is an affiliate of Mr. Aaron Landon, the Company's Chairman and Chief Executive Officer. Mr. Landon, through the Landon Family Entities, will be able to control the outcome of matters submitted to a vote by the Company's shareholders, such as the election of the Company's Board of Directors, and control the direction and future operations of the Company. See "Selling Shareholders."

     SHARES ELIGIBLE FOR FUTURE SALE. The Landon Family Entities own 1,320,020 shares of Common Stock. An offering of the shares of Common Stock has not been under the Securities Act and may not be sold in the absence of such registration or an exemption therefrom, including the provisions contained in Rule 144 under the Securities Act. These shares owned by The Landon Family Entities are available for sale under Rule 144. No prediction can be made as to the effect, if any, that future sales of these shares of Common Stock will have on the market price of the shares of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the ability of the Company to raise additional capital through the sale of its equity securities or through debt financing.

     Affiliates of the underwriter of the Company's initial public offering hold Underwriters' Warrants to purchase up to 100,000 shares of Common Stock. The exercise of the Underwriters' Warrants may dilute the book value per share of Common Stock. The holders of such warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company and have the opportunity to benefit from increases in the price of the Common Stock without risk of an equity investment. The Company has agreed to register under federal and state securities laws the Common Stock underlying the

Underwriters' Warrants for resale. Such registration rights could involve substantial expenses to the Company and may adversely affect the terms upon which the Company may obtain additional financing.

                              PLAN OF DISTRIBUTION

     The Company will receive no proceeds from this offering. The Shares offered hereby may be sold by the Selling Shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     The following table sets forth the number of shares of Common Stock that may be acquired by each of the Selling Shareholders upon exercise of stock options issued under the Company's 1996 Incentive Stock Plan or 1996 Directors Stock Option Plan. Except as indicated, none of the Selling Shareholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. Because the Selling Shareholders may offer all or some of the Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by the Selling Shareholders after completion of this offering. The Shares offered by this Prospectus may be offered from time to time by the Selling Shareholders named below.


                                      Percentage                    Percentage
                                          of                           of
                                      Outstanding                  Outstanding
                                        Shares        Number of       Shares
                          Number of   Beneficially     Shares      Beneficially
                           Shares         Owned      Registered        Owned
                        Beneficially    before the     for Sale      after the
Name of Shareholder        Owned        Offering       Hereby (1)   Offering(2)
-------------------        -----        --------       ----------    --------
Aaron Landon(3)          1,388,770        44.8%        137,500          39.4%
Paul Sullivan(4)           127,020         4.2%         45,000           3.8%
Buddy Mercer(5)            100,020         3.3%         20,000           3.0%
James Williams                *             *           15,000            *
Sergio Carillo                *             *           15,000            *
Glenn Berg                    *             *           10,000            *
Emma Fong                     *             *           10,000            *
Seth Landon                   *             *           10,000            *
Cristina Avila                *             *            7,500            *
Robert Glunt                  *             *            7,500            *
Sukhu Vasnarungrkul           *             *            7,500            *
Richard Funk(6)               *             *            6,500            *
Cornelius McCarthy(6)         *             *            6,500            *
Dann V. Angeloff              *             *            5,000            *
Jose Cabral                   *             *            5,000            *
Paul Lim                      *             *            5,000            *
Michael Steger                *             *            5,000            *
Edward T. Bradford(6)         *             *            1,500            *
John F. Creamer(6)            *             *            1,500            *
                                                         -----
Total                                                  321,000
                                                       -------
                                                       -------

__________________________________
*Represents beneficial ownership of less than 1%.

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2)  Assumes sale of all shares registered hereby for Selling Shareholders.
(3) Consists of shares held by The Landon Family Foundation, The Landon Family Trust, The Aaron P. Landon Annuity Trust and The Maude M. Landon Annuity Trust. Includes 68,750 shares of Common Stock that may be obtained within 60 days upon exercise of stock options. Aaron Landon and Maude Landon, his wife, are trustess and/or co-trustees of the trusts. Aaron Landon is the Company's Chairman and Chief Executive Officer.
(4) Paul Sullivan is the Company's Vice President of Finance and Administration and Chief Financial Officer and a Director.
(5) Buddy Mercer is the Company's Chief Operating Officer, Secretary and a Director.
(6)  Messrs. Funk, McCarthy, Bradford and Creamer are directors.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Petillon & Hansen, a partnership of professional corporations, Torrance, California.

                                    EXPERTS

     The financial statements of Bonded Motors, Inc. as of December 31, 1996, incorporated by reference in this prospectus, have been incorporated herein and in the registration statement in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, upon the authority of said firm as experts in auditing and accounting.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     Bonded Motors, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

     (c) The Registrant's Registration Statement on Form 8-A (File No. 0-28102) filed with the Commission on January 31, 1997, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The Company's Amended and Restated Articles of Incorporation include an authorization for the Company to indemnify its agents ( as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the Company's Amended and Restated Bylaws provide for indemnification of the Company's directors, officers and employees. In addition, the Company, at its discretion, may provide indemnification to persons whom the Company is not obligated to indemnify. The Amended and Restated Bylaws also allow the Company to enter into indemnity agreements with individual directors, officers, employees and other agents. Any such indemnity agreements, together with the Company's Amended and Restated Bylaws and Amended and Restated Articles of Incorporation, may require the Company, among other things, to indemnify these persons against certain liabilities that may arise by reason of their status as such or service in such capacity (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

     Section 317 of the California Code and the Company's Amended and Restated Bylaws make provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Company has been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provision may be invoked for liabilities arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

Item 7. Exemption from Registration Claimed.

     The shares to be reoffered or resold pursuant to this registration statement were issued without registration under the Securities Act in reliance upon Section 4(2) under the Securities Act and/or Regulation D promulgated under the Securities Act. The purchasers acquired the securities for investment only and not with a view to the distribution thereof.

Item 8. Exhibits.

 Exhibit Number     Exhibit
 --------------     -------
    4.0             Instruments Defining Rights of Shareholders.  Reference is
                    made to Registrant's Registration  Statement on Form 8-A
                    (File No. 0-28102) which is incorporated herein by reference pursuant to Item 3(c).
    5.0             Opinion of Petillon & Hansen.
    23.1            Consent of Independent Certified Public Accountants - KPMG
                    Peat Marwick LLP.
    23.2            Consent of Petillon & Hansen is contained in Exhibit 5.
    24.0            Power of Attorney.  Reference is made to page II-3 of this
                    Registration Statement.
    91.1            Bonded Motors, Inc. 1996 Incentive Stock Plan, as amended.

    99.2 Bonded Motors, Inc. 1996 Non-Employee Directors Stock Option Plan, as amended.

Item 9.           Undertakings.

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1996 Incentive Stock Plan and/or the 1996 Non-Employee Directors Stock Option Plan.

   B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act that is incorporated by reference into the Registration Statement shall be deemed to be a new


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


Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in
Item 6 or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 6 day of November, 1997.

                              BONDED MOTORS, INC.

                              By /s/ Aaron Landon
                              -------------------------------------
                              Aaron Landon
                              Chief Executive Officer and Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aaron Landon and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signatures                        Title                      Date

/s/Aaron Landon                   Chief Executive Officer;   November 6, 1997
-----------------------------     Chairman of the Board
Aaron Landon                      (Principal Executive
                                  Officer)

/s/Buddy Mercer                   Chief Operating Officer;   November 6, 1997
-----------------------------     Secretary; Director
Buddy Mercer

/s/Paul Sullivan                  Vice President -- Finance;  November 6, 1997
-----------------------------     Director
Paul Sullivan                     (Principal Financial
                                  Officer and
                                  Principal Accounting
                                  Officer)

/s/Richard Funk                   President; Director         November 6, 1997
-----------------------------
Richard Funk

/s/Edward T. Bradford             Director                   November 3, 1997
-----------------------------
Edward T. Bradford

                                  Director                   November __, 1997
-----------------------------
John F. Creamer

                                  Director                   November __, 1997
-----------------------------
Cornelius P. McCarthy, III


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


                                  EXHIBIT INDEX

 Exhibit Number     Exhibit
 --------------     -------
    4.0             Instruments Defining Rights of Shareholders.  Reference is
                    made to Registrant's Registration  Statement on Form 8-A
                    (File No. 0-28102) which is incorporated herein by reference pursuant to Item 3(c).
    5.0             Opinion of Petillon & Hansen.
    23.1            Consent of Independent Certified Public Accountants - KPMG
                    Peat Marwick LLP.
    23.2            Consent of Petillon & Hansen is contained in Exhibit 5.
    24.0            Power of Attorney.  Reference is made to page II-3 of this
                    Registration Statement.
    99.1            Bonded Motors, Inc. 1996 Incentive Stock Plan, as amended.
    99.2            Bonded Motors, Inc. 1996 Non-Employee Directors Stock Option
                    Plan, as amended.


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